                                                                    EXHIBIT 23.2


           INDEPENDENT AUDITOR'S CONSENT OF SPEAR, SAFER, HARMON & CO.

We hereby consent to the inclusion in this Form S-3 of our report dated April 12, 2002 with respect to the consolidated balance sheet of New Dragon Asia Corp. as at December 25, 2001, and the related consolidated statements of operations and comprehensive income, cash flows and stockholders' equity for the year ended December 25, 2001.

We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.


SPEAR, SAFER, HARMON & CO.

Miami, Florida
October 2, 2003